UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California	94108
( Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Merriman Curhan Ford Group, Inc.

Item 3.01(a)	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On August 30, 2010, Merriman Holdings, Inc. (formerly Merriman Curhan Ford Group, Inc.) received notice from the NASDAQ Stock Market that the company is currently in compliance with the requirements of NASDAQ Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.  Thus, the delisting proceedings which were instituted by NASDAQ on March 4, 2010 have been terminated.

Item 9.01(d)	Exhibits

99.1	Press Release announcing NASDAQ notice of compliance dated August 30, 2010.

99.2	NASDAQ notice of compliance dated August 30, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: September 2, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer

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